QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.6

CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

January 24, 2005

Board of Directors of
Kaneb Pipe Line Company LLC,
General Partner of Kaneb Pipe Line
Partners, L.P.

  Re:
  Amendment #1 to the Registration Statement on Form S-4 of Valero L.P. (File Number 333-120726)

Dear Members of the Board of Directors:

        Reference is made to our opinion letter dated October 31, 2004.

        Our opinion was provided for the information and assistance of the Board of Directors of Kaneb Pipe Line Company LLC in connection with its consideration of the transaction described therein and is not to be used, circulated, quoted or otherwise referred to for any purpose, nor is it to be filed with, included in or referred to, in whole or in part, in any registration statement, proxy statement or any other document, except in accordance with our prior written consent. We understand that Kaneb Pipe Line Partners, L.P. (the "Company") desires to include our opinion in the above-referenced Registration Statement.

        In that regard, we hereby consent to the reference to our opinion in the above-referenced Amendment to the Registration Statement on Form S-4 under the captions "The Mergers—Opinion of Kaneb Partners' Financial Advisor," "The Mergers—Background of the Mergers," and "The Mergers—Recommendation of Kaneb Partners' General Partner; Kaneb Partners' Reasons for the Merger" and to the inclusion of our opinion in the Proxy Statement included in the Registration Statement, appearing as Appendix E to such Proxy Statement. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

        In giving this consent, we do not hereby admit that we are experts with respect to any part of such Amendment to the Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

/s/ Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

QuickLinks

  Exhibit 99.6
CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.